EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of UMeWorld Limited on Form 20-F for the period ending September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof, Michael Lam, as interim chief financial officer of UMeWorld Limited, does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1.	This 20-F report fully complies with the requirements of Section 13(a) of the Exchange Act; and

2.	The information contained in this 20-F report fairly presents, in all material respects, the financial condition and result of operations of AlphaRx, Inc.

Date: February 12, 2014	By:	/s/ Michael Lam
Michael Lam
Interim Chief Financial Officer